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                                                                      Exhibit 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Measurex Corporation and Subsidiaries on Form S-8 (File Nos. 33-65762, 33-22589, 2-76707 and 2-67736) of our report dated December 19, 1995 on our audits of the consolidated financial statements of Measurex Corporation and Subsidiaries as of December 3, 1995 and November 27, 1994 and for each of the three fiscal years in the period ended December 3, 1995 appearing on page 30 of Measurex Corporation's 1995 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K and our report dated December 19, 1995 on the financial statement schedules of Measurex Corporation and Subsidiaries as of December 3, 1995 and November 27, 1994 and for each of the three fiscal years in the period ended December 3, 1995, which report is included in this Annual Report on Form 10-K.



                                       /S/ COOPERS & LYBRAND L.L.P.
                                       ----------------------------
                                       COOPERS & LYBRAND L.L.P.



San Jose, California
February 29, 1996